THIS SECURED DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.



                     AMENDED AND RESTATED SECURED DEBENTURE

                         NANOSCIENCE TECHNOLOGIES, INC.

                        5% SECURED CONVERTIBLE DEBENTURE

                                 APRIL 28, 2008



No. HGH-2                                                          US$254,623.29

         This Secured Debenture (the "DEBENTURE") is an amended and restated Debenture of the secured convertible debentures previously funded on December 13, 2004. This Debenture reflects all amounts of principal and accrued interest due and outstanding pursuant to the December 13, 2004 secured convertible debenture ($250,000 of principal and $4,623.29 of accrued and unpaid interest). This amended and restated Debenture does not amend the terms, rights, obligations, covenants, warranties, and representations of the parties pursuant to the Securities Purchase Agreement, Registration Rights Agreement, Security Agreement, Irrevocable Transfer Agent Instructions, or the Escrow Agreement all of which are dated December 13, 2004. This Debenture is issued on April 28, 2005 (the "CLOSING DATE") by Nanoscience Technologies, Inc., a Nevada corporation (the "COMPANY"), to Highgate House Funds, Ltd. (together with its permitted successors and assigns, the "HOLDER") pursuant to exemptions from registration under the Securities Act of 1933, as amended.

                                   ARTICLE I.

         SECTION 1.01 PRINCIPAL AND INTEREST. For value received, the Company hereby promises to pay to the order of the Holder on April 28, 2008 in lawful money of the United States of America and in immediately available funds the principal sum of Two Hundred Fifty

U.S. Dollars (US$250,000), together with interest on the unpaid principal of this Debenture at the rate of five percent (5%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Debenture until paid. At the Company's option, the entire principal amount and all accrued interest shall be either (a) paid to the Holder on the third (3rd) year anniversary from the date hereof or (b) converted in accordance with Section
1.02 herein provided, however, that in no event shall the Holder be entitled to convert this Debenture for a number of shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion.

         SECTION 1.02 OPTIONAL CONVERSION. The Holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into shares (the "CONVERSION SHARES") of the Company's common stock, par value US$0.001 per share ("COMMON STOCK"), at the price per share (the "CONVERSION PRICE") equal to $1.20 (subject to possible adjustment as provided herein). Subparagraphs (a) and (b) above are individually referred to as a "CONVERSION PRICE". As used herein, "PRINCIPAL MARKET" shall mean The National Association of Securities Dealers Inc.'s Over-The-Counter Bulletin Board, Nasdaq SmallCap Market, or American Stock Exchange. If the Common Stock is not traded on a Principal Market, the Closing Bid Price and/or the VWAP shall mean, the reported Closing Bid Price or the VWAP for the Common Stock, as furnished by the National Association of Securities Dealers, Inc., for the applicable periods. No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit "A" to this Debenture, with appropriate insertions (the "CONVERSION NOTICE"), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the "CONVERSION DATE") shall be deemed to be the date set forth in the Conversion Notice.

         SECTION 1.03 RESERVATION OF COMMON STOCK. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within forty five (45) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

         SECTION 1.04 RIGHT OF REDEMPTION. The Company at its option shall have the right to redeem, with three (3) business days advance written notice (the "REDEMPTION NOTICE"), a portion or all outstanding convertible debenture. The redemption price shall be equal to one hundred twenty five percent (125%) of the amount redeemed plus accrued interest.

         In the event the Company exercises a redemption of either all or a portion the Convertible Debenture, the Holder shall receive a warrant to purchase fifty thousand (50,000) shares of the Company's Common Stock for every One Hundred Thousand U.S. Dollars (US$100,000) redeemed, pro rata (the "WARRANT"). The Warrant shall be exercisable on a "cash basis" and have an exercise price of one hundred twenty percent (120%) of the Closing Bid Price of the Company's Common Stock on the Closing Date. The Warrant shall have "piggy-back" and demand registration rights and shall survive for two
(2) years from the Closing Date.

         SECTION 1.05 REGISTRATION RIGHTS. The Company is obligated to register the resale of the Conversion Shares under the Securities Act of 1933, as amended, pursuant to the terms of a Registration Rights Agreement, between the Company and the Holder of even date herewith (the "INVESTOR REGISTRATION RIGHTS AGREEMENT").

         SECTION 1.06 INTEREST PAYMENTS. The interest payable pursuant to this Debenture will be paid to the Holder at the time of maturity or conversion, as the case may be, with respect to the principal amount hereunder repaid or converted, as applicable. At the time such interest is payable, the Holder, in its sole discretion, may elect to receive such interest in cash (via wire transfer or certified funds) or in the form of Common Stock. If paid in the form of Common Stock, the number of shares of Common Stock to be issued will equal to the quotient of (x) aggregate interest payment to be made, divided by (y) the Closing Bid Price on the date the interest payment is made. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

         SECTION 1.07 PAYING AGENT AND REGISTRAR. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days' written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

         SECTION 1.08 SECURED NATURE OF DEBENTURE. This Debenture is secured by all of the assets and property of the Company as set forth on Exhibit A to the Security Agreement dated the date hereof between the Company and the Holder (the "SECURITY AGREEMENT"). As set forth in the Security Agreement, Holder's security interest shall terminate upon the satisfaction by the Company of its obligations under this Debenture.

                                  ARTICLE II.

         SECTION 2.01 AMENDMENTS AND WAIVER OF DEFAULT. The Debenture may not be amended. Notwithstanding the above, without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, or to provide for assumption of the Company obligations to the Holder.

                                  ARTICLE III.

         SECTION 3.01 EVENTS OF DEFAULT. An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within fifteen
(15) days of the date of maturity of this Debenture; (b) failure by the Company to comply with the terms of the Irrevocable Transfer Agent Instructions attached to the Securities Purchase Agreement; (c) failure by the Company's transfer agent to issue freely tradeable Common Stock to the Holder within five (5) days of the Company's receipt of the attached Notice of Conversion from Holder; (d) failure by the

Company for ten (10) days after notice to it to comply with any of its other agreements in the Debenture; (e) the Company (1) makes a general assignment for the benefit of its creditors; (2) applies for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commences a voluntary case for relief as a debtor under the United States Bankruptcy Code;
(4) files with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) files or otherwise submits any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) is to be adjudicated a bankrupt or insolvent by a court of competent jurisdiction; (f) a breach by the Company of its obligations under the Securities Purchase Agreement or the Investor Registration Rights Agreement which is not cured by the Company within ten (10) days after receipt of written notice thereof. Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, accelerate full repayment of all debentures outstanding and accrued interest thereon or may, notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement dated the date hereof between the Company and the Buyers listed on Schedule I attached thereto (the "SECURITIES PURCHASE AGREEMENT"), convert all debentures outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein.

         SECTION 3.02 FAILURE TO ISSUE UNRESTRICTED COMMON STOCK. As indicated in Article III Section 3.01, a breach by the Company of its obligations under the Investor Registration Rights Agreement shall be deemed an Event of Default, which if not cured within ten (10) days, shall entitle the Holder to accelerate full repayment of all debentures outstanding and accrued interest thereon or, notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement, to convert all debentures outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein. The Company acknowledges that failure to honor a Notice of Conversion shall cause irreparable harm to the Holder.

         SECTION 3.03 ADJUSTMENT OF CONVERSION PRICE UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default under this Debenture which shall remain uncured for a period of ten (10) days from the date of notice to the Company thereof, the Conversion Price shall be automatically adjusted to $0.20 per share.

                                  ARTICLE IV.

         SECTION 4.01 RIGHTS AND TERMS OF CONVERSION. This Debenture, in whole or in part, may be converted at any time following the Closing Date, into shares of Common Stock at a price equal to the Conversion Price as described in Section
1.02 above.

         SECTION 4.02 RE-ISSUANCE OF DEBENTURE. When the Holder elects to convert a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

         SECTION 4.03 TERMINATION OF CONVERSION RIGHTS. The Holder's right to convert the Debenture into the Common Stock in accordance with paragraph 4.01 shall terminate on the date that is the third (3rd) year anniversary from the date hereof and this Debenture shall be automatically converted on that date in accordance with the formula set forth in Section 4.01 hereof, and the appropriate shares of Common Stock and amount of interest shall be issued to the Holder.

                                   ARTICLE V.

         SECTION  5.01  ANTI-DILUTION.   ADJUSTMENT  OF  CONVERSION  PRICE.  The
Conversion Price shall be adjusted from time to time as follows:

                  (a) ADJUSTMENT OF CONVERSION PRICE AND NUMBER OF SHARES UPON ISSUANCE OF COMMON STOCK. If and whenever on or after the Closing Date of this Debenture, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than (i) Excluded Securities (as defined herein) and (ii) shares of Common Stock which are issued or deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined herein) or upon exercise or conversion of the Other Securities (as defined herein)) for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale (the "APPLICABLE PRICE"), then immediately after such issue or sale the Conversion Price then in effect shall be reduced to an amount equal to a price determined by dividing (i) an amount equal to the sum of
(a) the number of shares of Common Stock outstanding (including, for this purpose, shares of Common Stock issuable upon conversion of this Debenture and shares of Common Stock issuable upon the exercise of all then outstanding stock options, warrants or other rights to acquire Common Stock or securities convertible into Common Stock) immediately prior to such issue or sale multiplied by the then existing Applicable Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) an amount equal to the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such issue or sale (including, for this purpose, shares of Common Stock issuable upon conversion of this Debenture and shares of Common Stock issuable upon the exercise of all then outstanding stock options, warrants or other rights to acquire Common Stock or securities convertible into Common Stock) and (b) the total number of shares of Common Stock issuable in such issue or sale (the "ADJUSTED CONVERSION PRICE"), provided that in no event shall the Conversion Price be reduced below $0.001. Notwithstanding the foregoing, there shall be no adjustments for the issuance of shares of Common Stock underlying the Warrant of even date herewith between the Company and the Holder. In no event shall the Adjusted Conversion Price be higher than the Conversion Price set forth in Section 1.02.

                  (b) EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the Adjusted Conversion Price under Section 5.01(a) above, the following shall be applicable:

                           (i)  ISSUANCE OF OPTIONS.  If after the date  hereof,
the Company in any manner grants any rights, warrants or options to subscribe for or purchase Common Stock or convertible securities ("OPTIONS") and the price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any convertible securities issuable upon exercise of any such Option is less than the Conversion Price then in effect, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 5.01(b)(i), the price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such convertible securities shall be equal to the sum of the amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option or upon conversion or exchange of any other convertible security other than this Debenture issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such convertible securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities.

                           (ii)  ISSUANCE  OF  CONVERTIBLE  SECURITIES.  If  the
Company in any manner issues or sells any convertible securities after the Closing Date and the price per share for which one share of Common Stock is issuable upon the conversion or exchange thereof is less than the Conversion Price then in effect, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share. For the purposes of this Section 5.01(b)(ii), the price per share for which one share of Common Stock is issuable upon such conversion or exchange shall be equal to the sum of the amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the convertible security and upon conversion or exchange of such convertible security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 5.01(b), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                           (iii) CHANGE IN OPTION  PRICE OR RATE OF  CONVERSION.
If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or convertible securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock issuable upon conversion of this Debenture shall be correspondingly readjusted. For purposes of this
Section 5.01(b)(iii), if the terms of any Option or convertible security that was outstanding as of the Closing Date of this Debenture are changed in the manner described in the immediately preceding sentence, then such Option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment pursuant to this Section 5.01(b) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

                  (c) EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the Adjusted Conversion Price under Sections 5.01(a) and 5.01(b), the following shall be applicable:

                           (i)  CALCULATION OF  CONSIDERATION  RECEIVED.  If any
Common Stock, Options or convertible securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefore will be deemed to be the net amount received by the Company therefore. If any Common Stock, Options or convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the market price of such securities on the date of receipt of such securities. If any Common Stock, Options or convertible securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefore will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or convertible securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of the Debenture representing at least two-thirds of the shares of Common Stock issuable upon conversion of the Debenture then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "VALUATION EVENT"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of the Debenture representing at least two-thirds of the shares of Common Stock issuable upon conversion of the Debenture then outstanding. The determination of such appraiser shall be final and binding upon all parties and the fees and expenses of such appraiser shall be borne by the Company.

                           (ii) INTEGRATED  TRANSACTIONS.  In case any Option is
issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01.

                           (iii) TREASURY SHARES. The number of shares of Common
Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                           (iv) RECORD  DATE.  If the Company  takes a record of
the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in convertible securities or (2) to subscribe for or purchase Common Stock, Options or convertible securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (d) ADJUSTMENT OF CONVERSION PRICE UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time after the date of issuance of this Debenture subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time after the date of issuance of this Debenture combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 5.01(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (e) DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Debenture, then, in each such case any Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the closing bid price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and
(B) the denominator shall be the closing bid price of the Common Stock on the trading day immediately preceding such record date; and

                  (f) CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 5.01 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Debenture; provided, except as set forth in Section 5.01(d), that no such adjustment pursuant to this Section 5.01(f) will increase the Conversion Price as otherwise determined pursuant to this Section 5.01.

                  (g) NOTICES.

                           (i) Immediately upon any adjustment of the Conversion
Price, the Company will give written notice thereof to the holder of this Debenture, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

                           (ii) The  Company  will  give  written  notice to the
holder of this Debenture at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

                  (h) DEFINITIONS.

                           (i) "APPROVED STOCK PLAN" means any employee  benefit
plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

                           (ii)  "EXCLUDED   SECURITIES"  means,  provided  such
security is issued at a price which is greater than or equal to the arithmetic average of the Closing Bid Prices of the Common Stock for the ten (10) consecutive trading days immediately preceding the date of issuance, any of the following: (a) any issuance by the Company of securities in connection with a strategic partnership or a joint venture (the primary purpose of which is not to raise equity capital), (b) any issuance by the Company of securities as consideration for a merger or consolidation or the acquisition of a business, product, license, or other assets of another person or entity and (c) options to purchase shares of Common Stock, provided (I) such options are issued after the date of this Debenture to employees of the Company within thirty (30) days of such employee's starting his employment with the Company, and (II) the exercise price of such options is not less than the closing bid price of the Common Stock on the date of issuance of such option.

                           (iii) "OTHER  SECURITIES" means (i) those options and
warrants of the Company issued prior to, and  outstanding  on, the Closing Date,
(ii) the shares of Common Stock issuable on exercise of such options and warrants, provided such options and warrants are not amended after the Closing Date and (iii) the shares of Common Stock issuable upon conversion of this Debenture.

                  (i) Nothing in this Section 5.01 shall be deemed to authorize the issuance of any securities by the Company in violation of Section 5.02.

         SECTION 5.02 CONSENT OF HOLDER TO SELL CAPITAL STOCK OR GRANT SECURITY INTERESTS. Except as contemplated by the Securities Purchase Agreement between the Company and the Buyers listed on Schedule I attached thereto or the Standby Equity Distribution Agreement dated the date hereof between the Company and Cornell Capital Partners, LP, so long as any of the principal of or interest on this Debenture remains unpaid and unconverted, the Company shall not, without the prior consent of the Holder, issue or sell (i) any Common Stock or Preferred Stock without consideration or for a consideration per share less than its fair market value determined immediately prior to its issuance, (ii) issue or sell any Preferred Stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock's fair market value determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company, or (iv) file any registration statement on Form S-8; except that (i) the Company may, without the consent of the Holder, provided, however, fifteen (15) days prior written notice is given to the Holder, issue or sell shares of Common Stock or warrants, options or other rights to purchase in the aggregate up to one million (1,000,000) shares of Common Stock to its executive officer, directors and employees pursuant to a Board approved option plan or as otherwise may be approved by the Board of Directors of the Company and (ii) commencing on the date hereof and terminating thirty (30) days following the date hereof, the Company shall be permitted to issue or sell any Common Stock or Preferred Stock without restriction or limitation up to an aggregate amount of Three Million Dollars ($3,000,000), provided, however, that the Company provides the Holder with at least ten (10) days prior written notice of such issuance (the "DEFERRAL PERIOD"). Upon request, the Company shall provide the Holder with any and all information or documentation without limitation evidencing such issuance during the Deferral Period. Following the declaration of effectiveness by the Securities and Exchange Commission of the registration statement filed pursuant to the Investor Registration Rights Agreement of even date herewith, the Company shall be permitted to issue or sell any Common Stock or Preferred Stock without restriction or limitation in order to raise amounts not raised during the Deferral Period up to an aggregate amount of Three Million Dollars ($3,000,000), provided the Company provides the Holder with at least ten (10) days prior written notice of such issuance. The Holder shall be entitled to any and all information and documentation without limitation.

                                   ARTICLE VI.

         SECTION 6.01 NOTICE. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:     Nanoscience Technologies, Inc.
                           45 Rockefeller Plaza - Suite 2000
                           New York, NY 10111
                           Attention:  David Rector
                           Telephone:  (212) 332-3443
                           Facsimile:  (212) 332-3401

With a copy to:            Reitler Brown & Rosenblatt LLC
                           800 Third Avenue, 21st Floor
                           New York, NY 10022
                           Attention:  Robert S. Brown, Esq.
                           Telephone:  (212) 209-3050
                           Facsimile:  (212) 371-5500

If to the Holder:          Highgate House Funds, Ltd.
                           101 Hudson Street, Suite 3700
                           Jersey City, NJ 07303
                           Telephone:  (201) 985-8300
                           Facsimile:  (201) 985-8266

With a copy to:            David Gonzalez, Esq.
                           101 Hudson Street - Suite 3700
                           Jersey City, NJ 07302
                           Telephone:  (201) 985-8300
                           Facsimile:  (201) 985-8266



         SECTION 6.02 GOVERNING LAW. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Nevada without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the District of the State of New Jersey or the state courts of the State of New Jersey sitting in Hudson County, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS to the bringing of any such proceeding in such jurisdictions.

         SECTION 6.03 SEVERABILITY. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

         SECTION 6.04 ENTIRE AGREEMENT AND AMENDMENTS. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

         SECTION 6.05 COUNTERPARTS. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

         IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

                                                  NANOSCIENCE TECHNOLOGIES, INC.

                                                  By:    /s/ David Rector
                                                     ----------------------
                                                  Name:  David Rector
                                                  Title: President & CEO

                                   EXHIBIT "A"

                              NOTICE OF CONVERSION

        (TO BE EXECUTED BY THE HOLDER IN ORDER TO CONVERT THE DEBENTURE)


TO:

         The undersigned hereby irrevocably elects to convert US$_______________ of the principal amount of the above Debenture into Shares of Common Stock of Nanoscience Technologies, Inc., according to the conditions stated therein, as of the Conversion Date written below.

CONVERSION DATE:                ________________________________________________

APPLICABLE CONVERSION PRICE:    ________________________________________________

SIGNATURE:                      ________________________________________________

NAME:                           ________________________________________________

ADDRESS:                        ________________________________________________

AMOUNT TO BE CONVERTED:         US$_____________________________________________

AMOUNT OF DEBENTURE
UNCONVERTED:                    US$_____________________________________________

CONVERSION PRICE PER SHARE:     US$_____________________________________________

NUMBER OF SHARES OF COMMON
STOCK TO BE ISSUED:             ________________________________________________

PLEASE ISSUE THE SHARES OF
COMMON STOCK IN THE FOLLOWING
NAME AND TO THE FOLLOWING
ADDRESS:                        ________________________________________________

ISSUE TO:                       ________________________________________________

AUTHORIZED SIGNATURE:           ________________________________________________

NAME:                           ________________________________________________

TITLE:                          ________________________________________________

PHONE NUMBER:                   ________________________________________________

BROKER DTC PARTICIPANT CODE:    ________________________________________________

ACCOUNT NUMBER:                 ________________________________________________

                                      A-1